Exhibit 99.1

For Immediate Release

PERINI CORPORATION AND TUTOR-SALIBA CORPORATION

TO COMBINE TO CREATE ONE OF THE

LEADING BUILDING AND CIVIL CONTRACTORS

-- Transaction Will Significantly Enhance Perini’s Growth Prospects and

Is Expected to be Accretive to Diluted Earnings Per Share Beginning in First Full Fiscal Year of Combined Operations --

FRAMINGHAM, Mass. and SYLMAR, Calif. – April 2, 2008 – Perini Corporation [NYSE: PCR] and privately-held Tutor-Saliba Corporation today announced that they have signed a definitive agreement to create the premier publicly-traded general contractor in the United States and overseas.

The combined company will have enhanced size and scale, including a pro forma backlog at the end of 2007 in excess of $9 billion and over $40 billion of targeted projects. The combination also is expected to enhance Perini’s growth prospects significantly by adding substantial management capacity, client relationships and other resources to Perini’s industry-leading position in the gaming and hospitality markets; by integrating Tutor-Saliba’s highly successful civil construction business with Perini’s civil segment to improve its profitability; and by combining Tutor-Saliba’s successful construction business in Guam with Perini’s PMSI segment to position the combined division to benefit from significant anticipated government spending overseas in the next several years. In addition, this transaction will extend Perini’s geographic diversity, enhance its access to surety bonding and strengthen its management team.

The transaction, which is expected to close during the third quarter of 2008, is expected to be accretive to diluted earnings per share beginning in the first full fiscal year of combined operations. Perini is maintaining its existing guidance for fiscal 2008 of diluted earnings per share of $3.50 to $3.75. It is now targeting fiscal 2009 revenue and diluted earnings per share in the range of $7.3 to $7.8 billion and $4.00 to $4.20, respectively, and targeting diluted earnings per share growth in 2010 of between 10% to 20%.

A Special Committee of four independent members of Perini’s Board of Directors recommended the transaction to the full Board, which determined that it is in the best interests of Perini shareholders and recommends they vote in favor of it. Ronald N. Tutor, who is Chairman and CEO of Perini and the principal shareholder of Tutor-Saliba, abstained from the unanimous vote by the Perini Board. As a condition of the agreement, Mr. Tutor committed to retain 70% of the shares he will receive in this transaction for at least five years after the closing of the transaction and will serve as Chairman and CEO of the combined companies.

Michael R. Klein, Lead Director of Perini who chaired the Special Committee, said: “This transaction significantly enhances the interests of Perini shareholders. It combines, grows and diversifies the best talent of two excellent companies, grows our backlog of booked and targeted projects, and diversifies our reach into promising new segments of the market. Perini has been a highly successful company. Combining with Tutor-Saliba accelerates our growth potential in ways that Perini would not achieve alone. Given our more than 30-year history of successfully working closely with Tutor-Saliba on joint venture projects, we are highly confident that we can integrate the companies seamlessly. In addition, we are securing the continuing leadership of Ron Tutor.”

Mr. Tutor said, “This transaction represents a major milestone in the histories of both Perini and Tutor-Saliba. It completely aligns the common business interests of both companies into a single, focused competitor, and secures best-in-class management and operating practices to enhance future growth and earnings for the benefit of the shareholders of both companies. On a personal level, I am excited to be Chairman and CEO of the combined business, in no small part because I understand as well as anyone the opportunities this transaction will create for Perini and its shareholders. As testimony to my belief in the bright future of the business, I have agreed to hold the significant majority of my equity interest – which represents a substantial portion of my personal net worth – in the combined companies for at least five years after the closing of the transaction.”

TERMS OF TRANSACTION

The transaction has been structured as a tax-free, all-stock merger. Under the agreement, Tutor-Saliba shareholders will receive shares equal to approximately 45% of the common stock of Perini in exchange for their interests in Tutor-Saliba.

The total transaction value will be approximately $862 million based on Perini's closing price of $38.10 on April 1, 2008, including assumed adjusted net cash of Tutor-Saliba as of December 31, 2007. The shares of Perini Corporation will continue to trade on The New York Stock Exchange.

Upon completion of the merger, the company’s Board of Directors will be expanded to ten directors and will consist of a majority of independent outside directors, after the addition of two new outsiders by Perini and one new nominee by Tutor-Saliba. Mr. Tutor also will have the right to nominate one additional director.

Mr. Tutor has agreed to new employment and shareholders agreements to be effective upon closing. These agreements include provisions to ensure his full-time and long-term focus on the combined company, including requirements that he retain all of the shares he will receive in this transaction for six months after the closing date and retain 70% of those shares for at least five years after the closing of the transaction. All of the shares Mr. Tutor will own will be required to be voted to support directors proposed by the Nominating Committee. On all other matters, Mr. Tutor has agreed that he will vote only 20% of his shares at his own discretion and that his remaining shares will be voted in the same proportion as all other Perini shares are voted.

The transaction is subject to customary closing conditions, including the approval of Perini’s shareholders and receipt of regulatory approvals. Perini and Tutor-Saliba currently expect the transaction to close during the third quarter of 2008. Until the transaction is completed, both companies will continue to operate their businesses independently. The annual meeting of Perini, previously anticipated for late May, will be set for a date to allow the materials relating to the proposed combination to be voted upon by Perini shareholders, along with the usual annual meeting agenda. The timing of the meeting will depend upon the timing of the receipt of regulatory approvals for the transaction, including clearance from the Securities and Exchange Commission.

A TRANSFORMATIONAL TRANSACTION

Upon completion of the merger, the company will create the premier publicly-traded general contractor in United States. With its strong presence in the hospitality and gaming industry; strengthened civil public works infrastructure platform in California, Florida, Nevada, the Northeast and Mid-Atlantic; and established presence in the emerging high-growth Guam market, the combined company is well-positioned for improved operating margins and growth. Additionally, the merger presents attractive synergy opportunities that are expected to improve profit margins and provide greater returns to its shareholders, including sharing best practices and leveraging management resources, enhancing operating margin through increased self-performance capabilities and bringing Perini’s PMSI segment into Tutor-Saliba’s Guam operations.

Perini, one of the most versatile and successful general contractors in the country, was founded 113 years ago as a small, civil works contractor. It is known today for its hospitality and gaming projects, and for its health care, sports, entertainment and educational expertise. Perini also has had a large civil segment that specializes in public works construction and the repair, replacement and reconstruction of infrastructure, primarily in the northeastern and mid-Atlantic United States. In addition, Perini’s PMSI business is a leading U.S. government contractor with worldwide urgent response and remote capabilities.

Perini’s building construction projects, both completed and ongoing, include The MGM CityCenter in Las Vegas ($5.6 billion); The Cosmopolitan Resort and Casino in Las Vegas ($1.8 billion); Mohegan Sun in Connecticut ($950 million); Foxwoods Resort Casino expansion in Connecticut ($510 million); The Trump International Hotel and Tower in Las Vegas ($380 million) and the Gaylord National Resort and Convention Center in the Washington, DC -area ($490 million).

Perini’s civil construction projects include portions of the Boston Central Artery/Tunnel project ($650 million); New Jersey Light Rail Transit ($142 million) and rehabilitations of the Triborough, Williamsburg and Whitestone bridges in the New York City area ($443 million). In addition, Perini has started work on the Harold Structures mass transit project in Queens, NY ($139 million) and express toll lanes along Route 95 in Maryland ($87 million).

Tutor-Saliba is a privately-held company majority-owned by Mr. Tutor, who also serves as the company’s Chairman and CEO. In its 60-year operating history Tutor-Saliba also has become one of the largest and most successful construction firms in the United States.

Tutor-Saliba’s major ongoing and completed building projects include the Las Vegas Wynn Encore Hotel ($1.3 billion); the San Francisco International Airport reconstruction ($1.1 billion); the UCLA Westwood Hospital ($537 million); Planet Hollywood Towers in Las Vegas ($490 million) and the Los Angeles Police Headquarters building ($234 million).

Tutor-Saliba’s civil operations have a long, demonstrated history of consistent profitability – evidenced by a 15% average gross margin over the last 10 years – and focus on large, complex public infrastructure construction, including highways, bridges, airports, wastewater management facilities and mass transit systems. Current ongoing domestic civil projects include the Los Angeles International Airport Runway and Taxiway improvements ($266 million) and the I-80 San Francisco Bay Bridge West Approach ($248 million). Major completed domestic civil projects include the Alameda California Corridor ($783 million); the Richmond/San Rafael Bridge Retrofit ($762 million); and the B.A.R.T. subway addition in San Francisco ($609 million).

ADVISORS

UBS Investment Bank acted as financial advisor to the Special Committee and provided a fairness opinion to the Special Committee on the terms of the transaction. Legal advisors to Perini were Kirkland & Ellis LLP.

Deutsche Bank Securities Inc. acted as financial advisor to Tutor-Saliba. Legal advisors to Tutor-Saliba were Latham & Watkins LLP.

CONFERENCE CALL DETAILS

On Thursday, April 3, 2008, at 8:30 a.m. ET, the management of Perini and Tutor-Saliba will host a joint conference call to discuss the transaction.

Participants should dial into the call 10 minutes before the scheduled time using the following numbers:

Dial-in:	1-888-339-2688
Passcode:	79956306

The international dial-in number is 1-617-847-3007, passcode 79956306.

A telephonic replay of the conference call will be available starting at approximately 12:00 p.m. ET on April 3 and will be available until April 17, 2008 by dialing 888-286-8010, passcode 23694575. The international dial-in number is 1-617-801-6888.

Slides and audio webcast:

There will also be a live -and then archived- webcast of the conference call, through the Perini website (http://www.perini.com). Participants to the live webcast should register on the Perini website approximately 10 minutes prior to the start of the webcast.

ABOUT PERINI

Perini Corporation is a provider of general contracting, construction management, and design-build services to private clients and public agencies worldwide. The company operates in three segments: Building, Civil, and Management Services. Perini was incorporated in 1918 as a successor to businesses that had been engaged in providing construction services since 1894. Its common stock is listed on the New York Stock Exchange (NYSE) where it trades under the symbol PCR. Perini’s headquarters are in Framingham, Massachusetts, and it has 12 other principal offices throughout the United States. For more information about Perini, please go to our corporate website www.perini.com.

ABOUT TUTOR-SALIBA

Tutor-Saliba is a provider of self-performed construction services, concentrating on larger more complex buildings in multiple markets and public infrastructure construction projects ranging from $100m to $1bn or more in size. Tutor-Saliba is organized into three segments: Domestic Building, Domestic Civil, and International. The company is a leader in civil infrastructure and commercial building construction with a significant presence in Guam. For more information about Tutor-Saliba, please go to our corporate website [www.tutor-saliba.com].

FORWARD LOOKING STATEMENTS AND ADDITIONAL INFORMATION

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed business combination transaction between Perini and Tutor-Saliba and the expected timing and completion of the transaction. Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions are intended to identify forward looking statements. Such statements are based upon the current beliefs and expectations of our management and involve a number of significant risks and uncertainties, many of which are difficult to predict and generally beyond the control of Perini and Tutor-Saliba. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: the ability to obtain the approval of the transaction by Perini shareholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the terms and expected timeframe or at all; transaction costs; economic conditions; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or government entities; the ability to realize the expected synergies resulting for the transaction in the amounts or in the timeframe anticipated and the ability to integrate Tutor-Saliba’s businesses into those of Perini in a timely and cost-efficient manner. Additional factors that could cause Perini’s and Tutor-Saliba’s results to differ materially from those described in the forward-looking statements can be found in the 2007 Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission and in the proxy statement Perini intends to file with the Securities and Exchange Commission and mail to Perini’s shareholders with respect to the proposed transaction, each of which are or will be available at the Securities and Exchange Commission’s website (http://www.sec.gov) at no charge.

This communication is being made in respect of the proposed merger transaction involving Perini and Tutor-Saliba. In connection with the proposed transaction, Perini will file with the Securities and Exchange Commission a proxy statement and will mail the proxy statement to its shareholders. Shareholders are encouraged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. Shareholders will be able to obtain a free copy of the proxy statement, as well as other filings made by Perini regarding Perini, Tutor-Saliba and the proposed transaction, without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov). These materials can also be obtained, when available, without charge, by directing a request to Perini or to Tutor-Saliba per the investor relations contact information below.

Perini, Tutor-Saliba and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Perini’s directors and executive officers is available in Perini’s notice of annual meeting and proxy statement for its most recent annual meeting and Perini’s Annual Report on Form 10-K for the year ended December 31, 2007, which were filed with the Securities and Exchange Commission on April 17, 2007 and February 28, 2008, respectively. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the Securities and Exchange Commission.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CONTACT INFORMATION

Investors:

Perini Corporation	Tutor-Saliba Corporation
Ken Burk	Ron Tutor
Chief Financial Officer	Chairman and CEO
Perini Corporation	(818) 362-8391

(508)-628-2668

kburk@perini.com

Media:

Douglas Kiker or Thomas Davies

Kekst and Company

(212) 521-4800

douglas-kiker@kekst.com

tdavies@kekst.com